EXHIBIT 10.11

Loan Agreement

THIS LOAN AGREEMENT (this “Agreement”) is made as of the ___ day of ________ 2009, by and between CAPITOL BANCORP LTD. (“Lender”), a Michigan corporation, and MICHIGAN COMMERCE BANCORP LIMITED (“Borrower”), a Michigan corporation.

ARTICLE 1.
GENERAL DEFINITIONS

1.1 Defined Terms.

When used herein, the following terms shall have the meanings set forth below:

“Agreement” - has the meaning assigned to such term in the first paragraph hereof.

“Interest Rate” - has the meaning assigned to such term in Section 2.3 of this Agreement.

“Borrower” - has the meaning assigned to such term in the first paragraph of this Agreement.

“Business Day” - means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Michigan are authorized or required by law to close.

“Closing Date” - has the meaning assigned to such term in Section 2.1 of this Agreement.

“Default” - an event or condition the occurrence of which would, with a lapse of time or the giving of notice or both, become an Event of Default.

“Event of Default” - has the meaning assigned to such term in Section 5.1 of this Agreement.

“GAAP” - has the meaning assigned to such term in Section 1.2 of this Agreement.

“Highest Lawful Rate” - means the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by the Lender on the obligations owed to it under the laws applicable to the Lender and this transaction.

“Indebtedness” - means, with respect to any person and without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to any letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases (g) all net obligations with respect to any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, currency option or any other, similar agreement (including any option to enter into any of the foregoing); (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and contracts rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; and (i) all obligations in respect of guaranteeing, purchasing or otherwise discharging indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

“Interest Expense” - means, with respect to any fiscal period of the Borrower, interest expense of the Borrower and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date” - has the meaning assigned to such term in Section 2.3 of this Agreement.

 “Lender” - has the meaning assigned to such term in the first paragraph of this Agreement.

“Loan” - has the meaning assigned to such term in Section 2.1 of this Agreement.

“Maturity Date” - has the meaning assigned to such term in Section 2.2 of this Agreement.

“Note” - has the meaning assigned to such term in Section 2.1 of this Agreement.

1.2 Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles (“GAAP”) at the time in effect.

ARTICLE 2.
LOAN

2.1 The Loan.  Subject to the terms and conditions of this Agreement, Lender agrees to accept from Borrower on the Closing Date a demand note in the principal amount of $2,500,000 (the “Note”), substantially in the form of Exhibit A hereto. The indebtedness of the Borrower evidenced by the Note is hereinafter referred to as the “Loan”.

2.2 Principal Payments of the Loan.  The Borrower shall principal upon demand but in no event later than three years from the date of the Note (the “Maturity Date”).

2.3 Interest.  The Loan shall bear interest on the principal amount thereof outstanding from and after the Closing Date at a rate per annum equal to 8% (the “Interest Rate”), payable quarterly as defined in the Note.  Anything contained herein to the contrary notwithstanding, after the Maturity Date, after the date on which the Loan shall have become due and payable pursuant to Section 7 or in any period during which a Default shall exist, the Loan shall bear interest at a rate per annum equal to the Interest Rate plus 2.0% and such interest shall be due and payable on demand.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

As an inducement to Lender to make the Loan, Borrower warrants and represents to Lender that:

3.1 Organization and Qualification.  Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

3.2 Corporate Powers.  Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Note. This Agreement and the Note are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

3.3 Compliance with Laws, Other Instruments, etc.  Neither the execution, delivery and performance by the Borrower of this Agreement and the Note will (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Borrower or any subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Borrower or any subsidiary is bound or by which the Borrower or any subsidiary or any of their respective properties may be bound or affected other than in respect of those certain indentures, mortgages, deeds of trust, loans, purchase or credit agreements or leases, or any other agreements or instruments for which written consents shall have been obtained either prior to, or contemporaneously with, the closing of this Agreement; (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Borrower or any subsidiary, or (c) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Borrower or any subsidiary.

3.4 Governmental Authorizations, etc.  No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by the Borrower of this Agreement or the Note.

3.5 Litigation: Observance of Agreements, Statutes and Orders.  There

are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any subsidiary or any property of the Borrower or any subsidiary in any court or before any arbitrator of any kind or before or by any governmental authority that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, financial position or prospects of the Borrower. Neither the Borrower nor any subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation of any governmental authority.

3.6 Taxes.  The Borrower and its subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower or a subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Borrower knows of no basis for any other tax or assessment that could reasonably be expected to have a material adverse effect on its business, financial position or prospects. The charges, accruals and reserves on the books of the Borrower and its subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate.

ARTICLE 4.
AFFIRMATIVE COVENANTS

4.1 Affirmative Covenants.  Borrower covenants that, unless otherwise consented to by Lender in writing, it will: (a) preserve and maintain its corporate existence and all rights, privileges and franchises in connection therewith; (b) file all federal, state and local tax returns and other reports that the Borrower is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon it, its income or its profits, or upon any property belonging to it, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same are being contested in good faith by appropriate proceedings and provided that in such event adequate book reserves have been established with respect to each such claim being contested; (c) maintain its property in good condition and make all necessary renewals, repairs, replacements, additions and improvements thereto; (d) not be in violation of any federal, state, or local laws, ordinances, governmental rules and regulations to which it is subject, and not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of Borrower; (e) keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

ARTICLE 5.
EVENTS OF DEFAULT;  RIGHTS AND REMEDIES ON DEFAULT

5.1 Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default”: (a) (i) the failure to make any payment of principal on the Note when due as provided for herein or in the Note or (ii) the failure to make any payment of interest on the Note within 5 Business Days after the due date thereof as provided for herein or in the Note; (b) any warranty, representation or other statement made or furnished to Lender by or on behalf of Borrower or in any instrument furnished in compliance with or in reference to this Agreement proves to have been false or misleading in any material respect when made or furnished; (c) Borrower fails or neglects to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement, which is required to be performed, kept or observed by Borrower and the same is not cured to Lender’s satisfaction within 30 days after such occurrence becomes known to any officer of Borrower; (d) the occurrence of any default or event of default or failure of performance on the part of Borrower or any subsidiary (including specifically, but without limitation, due to nonpayment) under any agreement, document or instrument to which Borrower or such subsidiary is a party or by which Borrower or such subsidiary is bound, creating or relating to any other Indebtedness of Borrower or such subsidiary; and (e) dissolution, termination of existence, insolvency (failure of Borrower or any subsidiary to pay its debts as they mature), appointment of a receiver, trustee, custodian or similar fiduciary, assignment for the benefit of creditors or the commencement of any proceedings under the Bankruptcy Code by or against Borrower or any subsidiary (if against Borrower or a subsidiary, the continuation of such proceeding for more than 60 days).

5.2   Acceleration of the Obligations.  Upon the occurrence of an Event of Default as above provided, all or any portion of the Loan due or to become due from Borrower to Lender, whether under this Agreement, the Note or otherwise, shall, at the option of Lender, and without notice or demand by Lender, become at once due and payable together with all accrued and unpaid interest thereon; Borrower will thereafter forthwith pay to Lender, in addition to any and all sums and charges due, the entire principal of and interest accrued on the Loan.

5.3 Remedies.  Upon and after the occurrence of an Event of Default, Lender shall have any and all rights and remedies available to Lender at law or in equity.

5.4 Remedies Cumulative.  All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Borrower contained in this Agreement, or in any document referred to herein or contained in any agreement supplementary hereto, or in any schedule or contained in any other agreement between Lender and Borrower, heretofore, concurrently or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions or agreements of Borrower herein contained.

ARTICLE 6.
MISCELLANEOUS

6.1 Transaction Expenses.  The Borrower will pay all costs and expenses (including reasonable attorneys’ fees) incurred in connection with the Loan and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Note (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending any rights under this Agreement or the Note or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Note, or by reason of being the Lender, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Borrower or any subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Note. The Borrower will also pay the reasonable attorneys’ fees and disbursements of counsel to the Lender incurred in connection with enforcing or defending any rights under this Agreement or the Note, responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Note, the insolvency or bankruptcy of the Borrower or any subsidiary or any work-out or restructuring of the transactions contemplated hereby and by the Note.

6.2 Survival of Representations and Warranties.  All warranties and representations shall survive the making of the Loan.

6.3 Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

6.4 Payments Due on Non-Business Days.  Anything in this Agreement or the Note to the contrary notwithstanding, any payment of principal of or interest on the Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

6.5 Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person. The headings in this Agreement and in any related agreement, document or instrument are for purposes of reference and shall not limit or otherwise affect the meaning hereof or thereof.

6.6 Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

6.7 Modification of Agreement.  This Agreement and the Note may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender.

6.8 Governing Law.  THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT LANSING, MICHIGAN. THE LOAN PROVIDED FOR HEREIN IS TO BE FUNDED AND REPAID AT AND THIS AGREEMENT IS OTHERWISE TO BE PERFORMED AT LANSING, MICHIGAN AND THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

6.9 Notices.  Except as otherwise provided herein, any notice required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon deposit in the United States mails, with proper postage prepaid, and addressed to the party to be notified as set forth in the first paragraph of this Agreement or to such other address as each party may designate for itself by like notice given in accordance with this Section.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

CAPITOL BANCORP LTD.

By:           _________________________
Name:      _________________________
Title:        _________________________

MICHIGAN COMMERCE BANCORP LIMITED

By:           _________________________
Name:      _________________________
Title:        _________________________

EXHIBIT A

PROMISSORY NOTE

Borrower:  Michigan Commerce Bancorp Limited                                                                                                                                                Lender:  Capitol Bancorp Ltd.

PRINCIPAL AMOUNT: $2,500,000.00                                                                                                                                    INTEREST RATE: 8.00%
DATE OF NOTE: _________

Promise to Pay.  Michigan Commerce Bancorp Ltd. (“Borrower”) promises to pay to Capitol Bancorp Ltd. (“Lender”), or order, in lawful money of the United States of America, the principal amount of up to Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), together with interest on the unpaid principal balance from the date hereof until paid in full.

Payment. Borrower will pay this loan in one principal payment of all outstanding principal plus interest upon demand, or if no demand is made sooner, on ____________.  The final payment due on demand or at maturity will be for all principal and all accrued interest not yet paid.  In addition, Borrower will pay regular quarterly payments of all accrued unpaid interest due as of each payment date, beginning _________ with all subsequent interest payments to be due on the same day of each quarter thereafter.  The annual interest rate for this Note is  8.00% and shall be computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual  number of days the principal is outstanding.

Prepayment. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule.  Rather, early payments will reduce the principal balance due.

Governing Law.  This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Michigan without regard to its conflicts of law provisions.  This Note has been accepted by Lender in the State of Michigan.

Successor Interests.  The terms of this Note shall be binding upon Borrower, and upon Borrower’s successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

General Provisions. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Notes, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.   All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan and take any other action deemed necessary by Lender without the consent of or notice to anyone.

BORROWER:

MICHIGAN COMMERCE BANCORP LIMITED

By: _________________________________________

Title: _______________________________________

EXHIBIT A-1